                                                                    EXHIBIT 24.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this joint proxy statement/prospectus (File No. 33-64131) of our reports dated January 13, 1995 on our audits of the financial statements and financial statement schedules of Franklin Select Real Estate Income Fund, Franklin Real Estate Income Fund and Franklin Advantage Real Estate Income Fund. We also consent to the reference to our firm under the caption "Experts."


                                                        COOPERS & LYBRAND L.L.P.

San Francisco, California

January 26, 1996